Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-155351) and on Form S-8 (Nos. 333-144992 and 333-155288) of Solera Holdings, Inc. of our report dated February 25, 2011, except for Notes 4 and 5, as to which the date is May 13, 2011, relating to the financial statements of Explore Information Services, LLC, which appears in the Current Report on Form 8-K of Solera Holdings, Inc. dated August 26, 2011.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA August 26, 2011